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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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                            QUALCOMM Incorporated
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To the Stockholders of QUALCOMM Incorporated:

With regard to the upcoming Annual Meeting of Stockholders on February 27, 2001, it has become apparent that many investors in QUALCOMM stock are voting against Proposition 2 (Employee Stock Option Plan) on their proxy ballots. The problem may be due to a misunderstanding in the nature of the new Employee Stock Option Plan.

EXPLANATION: Many years ago, QUALCOMM adopted the "1991 Employee Stock Option Plan" with an expiration date in 2001. In the past, stockholders approved annual amendments to the plan to authorize the issuance of additional stock options. In 2000, no additional shares were needed and no vote was required because many stock options that had been previously granted to employees were returned to the company after several large operating divisions were sold in 1999 and early 2000. QUALCOMM has ended up with a surplus of unissued stock options since the last amendment to the stock option plan that was approved by stockholders in 1999.

Today, QUALCOMM is adopting a new "2001 Employee Stock Option Plan" to replace the expiring plan. QUALCOMM is rolling over the prior plan's stock options (about 159 million shares, most of them already outstanding) into the new plan. This action may, on the surface, appear to many investors to represent an unusually large number of shares for issuance under a stock option plan. In fact, QUALCOMM is not asking for any more shares than stockholders previously approved in 1999.

CONCLUSION: We would greatly appreciate stockholders' efforts to review their voting positions on Proposition 2 and, if necessary, to re-cast their ballots in favor of the new Employee Stock Option Plan.

Thank you.